                                   EXHIBIT 21

                           Subsidiaries of Registrant

            Subsidiary                                Jurisdiction
            ----------                                ------------

      Transmation Singapore Pte. Ltd.                 Singapore


      Transmation (Canada) Inc.                       Canada


      Transcat, FSC                                   U.S. Virgin Islands


      MetersandInstruments.com                        New York